EXHIBIT 5

                       KENNEDY, BARIS & LUNDY, L.L.P.
                              ATTORNEYS AT LAW
                                 SUITE P-15
    TEXAS OFFICE:            4701 SANGAMORE ROAD        WASHINGTON DC OFFICE:
     SUITE 2550              BETHESDA, MD 20816               SUITE 320
112 EAST PECAN STREET          (301) 229-3400         1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205        FAX: (301) 229-2443        WASHINGTON, DC  20036
   (210) 228-9500                                         (202) 835-0313
 FAX: (210) 228-0781                                    FAX: (202) 835-0319

                               September 16, 2003

Board of Directors
James Monroe Bancorp, Inc.
3033 Wilson Boulevard
Arlington, Virginia  22201

         Re:  Registration Statement on Form S-2

Gentlemen:

         As counsel to James Monroe Bancorp, Inc. (the "Company") we have participated in the preparation of the Company's Registration Statement on Form S-2 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed public offering, of shares of the Company's common stock, as set forth in the registration statement (the "Shares").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when sold in the manner and to the extent set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable shares of the common stock of the Company .

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."

                                             Sincerely,



                                             /s/ Kennedy, Baris & Lundy, L.L.P.
                                             -----------------------------------